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                                                                    EXHIBIT 12.1


                       RATIOS OF EARNINGS TO FIXED CHARGES


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

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------------------------------------------------------------------
                                                 2000              1999               1998              1997             1996
                                               --------          --------          --------          --------          --------
(IN THOUSANDS)
Earnings (loss) from continuing operations
  before income taxes and extraordinary
  items ....................................   $ 27,704          $ 46,898          $ 16,712          $ 38,906          $ 29,019
Fixed interest charges .....................    212,524           170,863           153,930           117,048            77,637
                                               --------          --------          --------          --------          --------
Earnings (loss):
  Including fixed interest charges .........    240,228           217,761           170,642           155,954           106,656
  Excluding interest expense on deposits ...    148,505           140,886           103,928            87,723            52,010
Fixed interest charges excluding interest
  expense on deposits ......................    120,801            93,988            87,216            48,817            22,991
Ratios:
Earnings including fixed interest charges
  to fixed interest charges ................       1.13              1.27              1.11              1.33              1.37
Earnings to fixed interest excluding
  interest on deposits .....................       1.23              1.50              1.19              1.80              2.26
Dollar deficiency of earnings to fixed
  interest charges .........................   $   0.00          $   0.00          $   0.00          $   0.00          $   0.00
                                               ========          ========          ========          ========          ========
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